UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2011

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition.

The information set forth under Item 8.01 of this report is incorporated herein by reference.

Item 8.01.	Other Events.

Selected Preliminary Financial Data for the Fiscal Quarter Ended April 1, 2011

Da-Lite Screen Company, Inc. (the “Company”) has prepared the preliminary financial data set forth below for the fiscal quarter ended April 1, 2011. The Company operates on a 52/53-week fiscal year ending on the last Friday of December. The first fiscal quarters of 2011 and 2010 were each 13-week periods.

Although definitive financial results for the fiscal quarter ended April 1, 2011 are not yet available, based on information available to date, the Company expects that its reported net sales for the fiscal quarter ended April 1, 2011 will be approximately $32.9 million, an increase from $31.3 million for the fiscal quarter ended April 2, 2010. The Company also expects that its reported operating income for the fiscal quarter ended April 1, 2011 will be between $7.8 million and $8.1 million, an increase from $7.3 million for the fiscal quarter ended April 2, 2010, and expects that its reported net income for the same period will be between $4.6 million and $4.9 million, an increase from $3.4 million for the fiscal quarter ended April 2, 2010.

The foregoing preliminary financial data reflects the Company’s current expectations and was prepared based upon the most current information available to management. However, the Company’s normal quarterly closing and financial reporting processes with respect to such preliminary financial data have not been completed. As a result, the Company’s actual financial results could be different from the foregoing preliminary financial data and the Company makes no assurance that its results of operations for the fiscal quarter ended April 1, 2011 will not differ from the estimates set forth above.

Forward Looking Statements

The foregoing estimates of the financial information to be reported by the Company in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2011 may be deemed to be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, the factors described in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Readers of this report are cautioned not to place undue reliance on these forward looking statements as there can be no assurance that these forward looking statements will prove to be accurate. Our actual results could differ materially from those currently anticipated and discussed in the forward-looking statements. Management undertakes no obligation to update any forward looking statements. This cautionary statement is applicable to all forward looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: April 22, 2011	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President of Finance